Exhibit 99.1

Contacts:
Media	Investors
Eric Jackson	Gary Kohn
+1-720-332-2001(office)	+1-720-332-8276
+1-303-330-2639(mobile)	gary.kohn@westernunion.com
eric.jackson@westernunion.com

Western Union Raises Long-Term EPS Growth Objective to 15% to 18%

Remains Confident in 2008 Outlook

Announces an Additional $1 Billion for Share Repurchases

New York, June 20, 2008 – Western Union (NYSE:WU) will hold a meeting with investors today in New York, where management will discuss its long-term strategy to deliver value to shareholders. The company raised its long-term EPS growth objective to 15% to 18%, up from 12% to 14%, and reaffirmed its long-term revenue growth objective of 10% to 12%, excluding acquisitions. Western Union also announced that its Board of Directors authorized an additional $1 billion for share repurchases.

The company also said that it expects to deliver financial results for 2008 that will likely be at the higher end of both its revenue growth guidance of 9% to 11% and non-GAAP EPS guidance of $1.25 to $1.29. On a GAAP basis, including $0.07 per share of expenses related to 2008 restructuring activities, the company expects to deliver EPS in the range of $1.18 to $1.22.

“Our decision to raise the long-term EPS objective comes from our confidence that we are successfully executing on Western Union’s strategy that positions us extremely well in the huge and growing global money transfer marketplace,” said Chief Executive Officer Christina Gold.

Regarding the future, Gold will review the four pillars of Western Union’s core strategy to foster significant long-term growth:

•	accelerate profitable growth in existing consumer-to-consumer business

•	globalize consumer-to-business segment

•	innovate to provide new products and services and

•	improve profitability by leveraging scale, reducing costs and effectively utilizing capital

The company had previously expected GAAP EPS in the range of $1.19 to $1.23, which included $69 million (or $0.06 per share) of restructuring expenses. The updated range of $1.18 to $1.22 now includes $79 million (or $0.07 per share) of restructuring expenses. The additional $10 million of restructuring expense is related to the company’s decision in June to close its San Francisco facility. The company expects to save approximately $10 million in 2008 and approximately $35 million annually thereafter as a result of this year’s restructuring activities.

“Improving profitability, a lower tax rate and our stock repurchase program are keys to delivering our long-term EPS growth objective,” said Scott Scheirman, Western Union’s executive vice president and chief financial officer. “We’ll accomplish our core initiative of margin expansion through cost savings achieved by leveraging our global scale, reducing distribution expenses, streamlining operating expenses and optimizing our investments across the globe. We remain committed to returning cash to shareholders through stock buybacks and dividends. To date, we have repurchased approximately 62 million shares for $1.3 billion at an average price of $21.48 and have $1.7 billion remaining for additional repurchases.”

Restructuring Expenses

Restructuring expenses include expenses related to severance, outplacement and other employee related benefits; facility closure and migration of IT infrastructure; other expenses related to relocation of various operations to existing company facilities and third party providers, including hiring, training, relocation, travel, and professional fees; and increased security costs at the facilities being closed. Also, included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and acceleration of depreciation and amortization.

Non-GAAP Measures

Western Union’s management presents 2008 earnings per share guidance excluding 2008 restructuring expenses which is a non-GAAP measure, because management believes it provides more meaningful information.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Analyst Meeting Webcast

A replay of the webcast is available at www.westernunion.com under the “Investor Relations” tab. Please note: All statements made by Western Union officers at this meeting are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed under “Risk Factors” included within the Annual Report on Form 10-K for the year ended December 31, 2007. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in general economic conditions and economic conditions in the geographic regions and industries in which we operate; changes in immigration laws, patterns and other factors related to immigrants; technological changes, particularly with respect to e-commerce; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering and terrorist financing; our ability to attract and retain qualified key employees and to successfully manage our workforce; changes in foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers; adverse movements and volatility in debt and equity capital markets; political conditions and related actions by the United States and abroad which may adversely affect our businesses and economic conditions as a whole; failure to maintain sufficient amount or types of regulatory capital to meet the changing requirements of our various regulators worldwide; continued growth in the money transfer market and other markets in which we operate at rates approximating recent levels; implementation of agent contracts according to schedule; our ability to maintain our agent network and biller relationships under terms consistent with those currently in place; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; successfully managing credit and fraud risks presented by our agents and consumers; adverse rating actions by credit rating agencies; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; our ability to favorably resolve tax matters with the Internal Revenue Service and other tax jurisdictions; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; competing effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other nonbank money transfer services providers, including telecommunications providers, card associations and card-based payments providers; our ability to grow our core businesses; our ability to develop and introduce new products, services and enhancements, and gain market acceptance of such products; our ability to protect our brands and our other intellectual property rights; successfully managing the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; any material breach of security of or interruptions in any of our systems; mergers, acquisitions and integration of acquired businesses and technologies into our company and the realization of anticipated synergies from these acquisitions; adverse consequences from our spin-off from First Data Corporation, including resolution of certain ongoing matters; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change the business mix; cessation of various services provided to us by third-party vendors; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global money transfer services. Together with its affiliates, Orlandi Valuta and Vigo, Western Union provides consumers with fast, reliable and convenient ways to send and receive money around the world, as well as send payments and purchase money orders. It operates through a network of more than 345,000 Agent locations in over 200 countries and territories. Famous for its pioneering telegraph services, the original Western Union dates back to 1851. For more information, visit www.westernunion.com.

WU-G, WU-F

THE WESTERN UNION COMPANY

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Western Union’s management has presented 2008 earnings per share guidance, excluding restructuring and related expenses. Western Union’s management believes this non-GAAP measure provides meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because it provides consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measure to the most directly comparable GAAP financial measure is included below.

EPS Guidance

	Range

2008 EPS Guidance GAAP basis	$1.18	$1.22

Adjustment:
Estimated restructuring and related expenses, net of income tax benefit (a)	0.07	0.07

Adjusted 2008 EPS Guidance, excluding estimated restructuring and related expenses	$1.25	$1.29

(a)	Projected 2008 restructuring and related expenses of $79 million relate to severance, outplacement and other employee related benefits; facility closure and migration of our IT infrastructure; other expenses related to relocation of various operations to existing Company facilities and third party providers, including hiring, training, relocation, travel, and professional fees; and increased security costs at the facilities being closed. Also, included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and acceleration of depreciation and amortization. For purposes of calculating the “Adjusted 2008 EPS guidance, excluding estimated restructuring and related expenses,” the EPS impact of $0.07 is net of an estimated income tax benefit of $30 million.

4